EXHIBIT 99.1

REMEDENT, INC. ANNOUNCES THE APPOINTMENT OF JUDD D. HOFFMAN AS VICE PRESIDENT OF WORLDWIDE SALES AND OPERATIONS

DEURLE, BELGIUM - OCTOBER 18, 2005 - REMEDENT, INC. (OTCBB: "REMI"), a leading provider of cosmetic dentistry products, announced today the appointment of Judd D. Hoffman as Vice President of Worldwide Sales and Operations. Mr. Hoffman brings to the company a strong background in cosmetic dentistry sales and market strategy development.

Mr. Hoffman was previously the Executive Director of Operations for Discus Dental in Culver City, California, responsible for international sales and operations. Discus Dental is a global leader in the dental industry in the marketing and distribution of premium aesthetic and clinical products to dental professionals.

"Remedent is entering a new phase of aggressive growth focused on the U.S. and global markets outside Europe, and we are establishing a strong management structure in the U.S. to drive this effort. With Judd's experience and industry track record, we welcome him to Remedent and look forward to his leadership during this critical period of product line and geographic expansion," stated Guy De Vreese, the Company's Chairman of the Board.

About Remedent, Inc.

Remedent, Inc. and its subsidiary Remedent NV based in Deurle, Belgium is a leading provider of cosmetic dentistry products, including a full line of professional dental and retail "over the counter" tooth whitening products with distribution that, to date, encompasses over 35 countries throughout Europe, Asia and South America.

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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions are intended to identify such forward-looking statements. Remedent, Inc.'s actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information relating to the risks and uncertainties pertaining to these forward-looking statements, the reader is referred to the "risk factors" section in Remedent Inc.'s Form 10-KSB and other related documents filed with the Securities and Exchange Commission.

Contact Information

Remedent, Inc., Xavier de Cocklaan 42, 9831, Deurle, Belgium - Telephone: 011-329-321-7080 – Facsimile: 011-329-321-7090 - For further information, contact Philippe Van Acker, Chief Financial Officer at 011-329-321-7080.